CERTIFICATION
RE: GE Commercial Mortgage Corporation Trust, Series 2004-C2 (the "Trust"), created pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and
Servicing Agreement"), among GE Commercial Mortgage Corporation, as depositor (the
"Depositor"), Wachovia Bank, National Association., as master servicer (the "Master Servicer"),
Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank, National
Association, as trustee (the "Trustee") and ABN AMRO Bank, N.V., as fiscal agent.

I, Daniel J. Smith, certify that:
1.
I have reviewed this annual report on Form 10-K, and all reports on Form
8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;
2.
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3.
Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing
Agreement is included in these reports;
4.
Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the
Pooling and Servicing Agreement, and except as disclosed in the reports, the Master
Servicer and the Special Servicer have fulfilled their obligations under the Pooling and
Servicing Agreement; and
5.
The reports disclose all significant deficiencies relating to the Master Servicer's or
Special Servicer's compliance with the minimum servicing standards, based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar standard as set forth in the Pooling and Servicing Agreement, that is included in these reports.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank, National Association, as Master Servicer,
Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and the
other servicers of the mortgage loans included in the Trust.

Date: March 28, 2005

/s/ Daniel J. Smith
Daniel J. Smith
President and Chief Executive Officer and Chairman of the Board
GE Commercial Mortgage Corporation